Exhibit 99.1

Newgioco Group, Inc. Appoints BDO as Company Auditor

New York – November 20, 2019 – Newgioco Group, Inc. (“Newgioco” or the “Company”) (OTCQB: NWGI), a global sports betting and gaming technology company providing fully integrated software solutions to online and land-based gaming and sports betting operators, announces that it has appointed BDO AG based in Zurich, Switzerland (“BDO”) as the Company’s new independent registered public accounting firm.

“Following a thorough evaluation process, the Company’s Audit Committee has concluded that due to their extensive gaming and sports betting practice, BDO is best suited to meet the evolving needs of Newgioco Group ahead of our plans to list our shares on the NASDAQ Stock Market,” stated Michele (Mike) Ciavarella, Newgioco Chief Executive Officer. “We are very grateful for the quality work and expertise that Pitagora Revisione S.r.l. has provided as our certifying public accountant over the last three years, we intend to continue to use Pitagora for statutory filings in Italy due to their knowledge of the Italian gaming business and experience with the Company.”

The Company has also filed a Form 8-K with the Securities and Exchange Commission to report the engagement of BDO.

About Newgioco Group, Inc.

Newgioco Group, Inc., is a global leisure gaming technology company, with fully licensed online and land-based gaming operations and innovative betting technology platforms that provide bet processing for casinos and other gaming operators. The Company conducts its business under the registered brand Newgioco primarily through its internet-based betting distribution network on its website, www.newgioco.it as well as in retail neighborhood betting shops throughout Italy.

Newgioco offers clients a full suite of leisure gaming products and services, such as sports betting, virtual sports, online casino, poker, bingo, interactive games and slots. Newgioco also owns and operates innovative betting platform software providing both B2B and B2C bet processing for casinos, sports betting and other online and land-based gaming operators. Additional information is available on our corporate website at www.newgiocogroup.com.

Investors may also find us on Facebook® and follow us on Twitter @NWGI_gaming.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions that are intended to identify forward-looking statements and includes statements such as BDO is best suited to meet the evolving needs of Newgioco Group, our plans to list our shares on the NASDAQ Stock Market and intend to continue to use Pitagora for statutory filings in Italy. These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include that BDO is best suited to meet the evolving needs of Newgioco Group, our plans to list our shares on the NASDAQ Stock Market and intention to continue to use Pitagora for statutory filings in Italy, and the risk factors described in Newgioco's Annual Report on Form 10-K for the year ended December 31, 2018 and our subsequent filings with the U.S. Securities and Exchange Commission, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

For further information, please contact:

Newgioco Group, Inc.

Michele Ciavarella, Chief Executive Officer

investor@newgiocogroup.com